Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-3 and related Prospectus of Transcat, Inc. (“the Company”) of our report dated June 9, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Transcat, Inc. appearing in the Annual Report on Form 10-K of Transcat, Inc. for the year ended March 26, 2022.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
May 19, 2023